As filed with the Securities and Exchange Commission on May 31, 2006

Registration Statement No. 333-110942

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3267443 (I.R.S. Employer Identification No.)

1700 Perimeter Park Drive

Morrisville, North Carolina 27560

(919) 862-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CAROLYN J. LOGAN

President and Chief Executive Officer

Salix Pharmaceuticals, Ltd.

1700 Perimeter Park Drive

Morrisville, North Carolina 27560

(919) 862-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

DONALD R. REYNOLDS

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

(919) 781-4000

Fax (919) 781-4865

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE

Salix Pharmaceuticals, Ltd. (the “Registrant”) filed a Registration Statement on Form S-3 (Registration No. 333-110942) (the “Registration Statement”), which originally registered 2,550,000 shares of common stock of the Registrant (as adjusted for the Registrant’s three-for-two stock split in June 2004) for sale by the selling stockholders named therein. The offering contemplated by the Registration Statement has terminated. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this post-effective amendment to deregister the shares originally registered by the Registration Statement that remained unsold as of the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on the 31st day of May 2006.

SALIX PHARMACEUTICALS, LTD.

By:	/s/ Adam C. Derbyshire
Adam C. Derbyshire,
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement of Form S-3 has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Carolyn J. Logan	Director, President and Chief Executive Officer (Principal Executive Officer)	May 31, 2006

/s/ Adam C. Derbyshire Adam C. Derbyshire	Chief Financial Officer (Principal Financial and Accounting Officer)	May 31, 2006

* John F. Chappell	Director	May 31, 2006

* Thomas W. D’Alonzo	Director	May 31, 2006

* Richard A. Franco	Director	May 31, 2006

Director
William Harral III

William P. Keane	Director

*By:	/s/ Adam C. Derbyshire
Adam C. Derbyshire, Attorney-in-Fact

S-1